Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Compositech Ltd. for the registration of 3,960,720 shares of its Common Stock and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the financial statements of Compositech Ltd. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /S/ Ernst & Young LLP

Melville, New York
August 12, 1997